This Warrant and the underlying shares of Common Stock represented by this Warrant have not been registered under the Securities Act of 1933 (the "Act"), and are "restricted securities" as that term is defined in Rule l44 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, a "no-action" letter from the Securities and Exchange Commission and any applicable State securities administrator as to such sale or offer, or an opinion of counsel to the corporation that neither State nor Federal registration is required as to such sale or offer.

                                                            Warrant No. ______

                     ***FirstLink Communications, Inc.***

              EARNOUT WARRANT TO PURCHASE SHARES OF COMMON STOCK

                     Warrant to Purchase 2,000,000 Shares
            (subject to adjustment and vesting as set forth herein)

                        Exercise Price $5.40 Per Share
                  (subject to adjustment as set forth herein)

         VOID AFTER 5:00 P.M., PACIFIC STANDARD TIME, ON May 22, 2012

     THIS CERTIFIES THAT WEB Service Company, Inc., a California corporation is entitled to purchase from FirstLink Communications, Inc., an Oregon corporation (hereinafter called the "Company") with its principal office located in Portland, Oregon, at any time before 5:00 p.m., Pacific Standard Time (PST), on May 22, 2012 (the "Termination Date"), at the purchase price of $5.40 per share (the "Exercise Price"), the number of shares (the "Shares") of the Company's Common Stock (the "Common Stock") then available for exercise as set forth herein. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price per Share shall be subject to vesting as set forth in Section 2.5 and to adjustment from time to time as set forth in
Section 5 below.

     Section 1.     Definitions.
                    -----------

     The following terms used in this agreement shall have the following meanings (unless otherwise expressly provided herein):

     1.1  THE "ACT."  The Securities Act of 1933, as amended.

     1.2  THE "COMMISSION."  The Securities and Exchange Commission

     1.3  "EARNOUT WARRANT."  This Warrant.

     1.4 "HOLDER" OR "WARRANTHOLDER." The person to whom this Warrant is issued.

     1.5  "NASD."  NASD Regulation, Inc.

     1.6  "NASDAQ."  The automated quotation system operated by Nasdaq, Inc.

     1.7 "TERMINATION OF BUSINESS." Any sale, lease or exchange of all, or substantially all, of the Company's assets or business or any dissolution, liquidation or winding up of the Company.

     1.8 "WARRANTS." The warrants issued in accordance with the terms of this Agreement and any Warrants issued in substitution for or replacement of such warrants, including those evidenced by a Warrant or Warrants issued upon division exchange, substitution or transfer pursuant to this Warrant.

     1.9 "WARRANT SECURITIES." The Common Stock purchasable upon exercise of a Warrant, including the Common Stock underlying unexercised portions of a Warrant.

     2.0 "EXCLUSIVE MARKETING AGREEMENT." The exclusive marketing agreement between FirstLink Communications, Inc. and WEB Service Company, Inc. date August 26, 1998.

     Section 2.     Term of Warrants; Exercise of Warrant; Vesting.
                    ----------------------------------------------

     2.1 EXERCISE OF WARRANT. Subject to the terms of this Agreement, the Holder shall have the right, at any time prior to 5:00 p.m., PST, on the Termination Date, to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the Warrant to be exercised, together with the purchase form on the reverse thereof, duly filled in and signed, and upon payment to the Company of the Exercise Price for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares (unless fewer than an aggregate of 100 shares are then purchasable under all outstanding Warrants held by a Holder; such number being subject to adjustment as provided herein). Notwithstanding the foregoing, except as provided in
Section 2.5 (b), the Warrant must be exercised as to a Share that has become vested within not more than five (5) years of the date on which it has vested as to that Share.

     2.2 PAYMENT OF EXERCISE PRICE. Payment of the aggregate Exercise Price shall be made in cash or by check or any combination thereof.

     2.3 ISSUANCE OF SHARES. Upon such surrender of the Warrants and payment of such Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section (9) hereof, in respect of any fractional Shares otherwise issuable upon such surrender.

     2.4 STATUS OF HOLDER UPON EXERCISE. Upon receipt of the Warrant by the Company as described in Sections 2.1 above, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the transfer books of the Company may then be closed or that certificates representing such Shares may not have been prepared or actually delivered to the Holder.

     2.5 VESTING PROVISIONS. Notwithstanding anything else to the contrary herein, this Earnout Warrant is subject to the following vesting provisions:

     a. This Earnout Warrant shall vest at the rate of twenty five (25) Shares per Customer Subscription (as defined in the Exclusive Marketing Agreement) obtained from a Property in an Exclusive Territory marketed by Holder and provided to the Company.

     b. This Earnout Warrant is subject to the following minimum vesting schedule:

                                          Minimum Required
                Vesting Date          Vesting Shares for Period
              ----------------       ---------------------------
              December 31,1999                 100,000
              December 31, 2000          150,000 additional
              December 31, 2001          200,000 additional
              December 31, 2002          300,000 additional
              December 31, 2003          500,000 additional
                May 22, 2004             750,000 additional


          Any portion of the minimum required vested Shares for each year that is not vested by the Vesting Date for that year is lost and may never be exercised. Except as provided in the following paragraph, Shares must be exercised within five (5) years of vesting or they will expire.

          Notwithstanding the foregoing, the maximum number of shares that can be exercised is the lesser of twenty percent (20%) of the Company's outstanding Shares as of the Vesting Date or 2,000,000 Shares (subject to adjustment as provided herein) less any previously vested shares. Any shares which may not be exercised by reason of the foregoing limitation shall remain exercisable until such time as, by reason of additional issuances, the shares may be exercised.

     c. In the event that, at any time during the term of the Exclusive Marketing Agreement, there is (i) a merger of the Company or its parent or (ii) an event resulting in a change of the ownership of at least fifty percent (50%) of the outstanding voting securities of the Company or its parent or (iii) the individuals who constitute the board of directors as of the date hereof cease, for any reason, to constitute a majority of the board and, following any of the foregoing, the Exclusive Marketing Agreement is terminated, then WEB shall be entitled to elect, at its sole discretion, to cause the vesting of certain Shares as set forth in Section 1.6 of the Exclusive Marketing Agreement.

     d. TERMS. All terms used in this Section 2.5 are as defined herein in the Exclusive Marketing Agreement between the Company and Holder.

     Section 3.     Non-Transferability and Form of Warrant.
                    ---------------------------------------

     3.1  LIMITATION ON TRANSFER.  This Warrant is non-transferable.

     3.2 MUTILATED, LOST, STOLEN OR DESTROYED WARRANT. In case the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant or Warrants, or in lieu of and substitution for the Warrant or Warrants lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount, at the applicant's cost. Applicants for such substitute Warrant shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     3.3 FORM OF ELECTION. The form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by its President or by a Vice President and attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such officer prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

     The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

     Section 4.     Adjustment of Number of Shares.
                    ------------------------------

     The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     4.1 ADJUSTMENTS. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustments as follows:

          (a)  In case the Company shall:

               (i) pay a dividend in Common Stock or make a distribution to its stockholders in Common Stock,

               (ii)  subdivide its outstanding Common Stock,

               (iii) combine its outstanding Common Stock into a smaller
                     number of shares of Common Stock, or

               (iv) issue by classification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately' prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection (4.1. (a)) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          (b) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of the Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise prior to such adjustment, and of which the denominator shall be purchasable immediately thereafter.

          (c) Whenever the number of Shares purchasable upon exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

          (d) For the purpose of this Section (4.1), the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     4.2 NO ADJUSTMENT FOR CERTAIN CASES. No adjustments shall be made pursuant to Section (4) hereof in connection with the issuance of the Common Stock upon exercise of the Warrants. No adjustments shall be made pursuant to Section (4) hereof in connection with grant or exercise of presently authorized or outstanding options to purchase, or the issuance of shares of Common Stock under the Company's director or employee benefit plan.

     4.3 INDEPENDENT PUBLIC ACCOUNTANTS. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section (4), and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section (4).

     4.4 STATEMENT ON WARRANTS. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrants initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant that it may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant, may be in the form so changed.

     Section 5.     Notice to Holders.
                    -----------------

     If, prior to the expiration of this Warrant, either by its terms or by its exercise in full, any of the following shall occur:

     (a) the Company shall declare a dividend of Common Stock or authorize any other distribution on its Common Stock; or

     (c) any reclassification, reorganization or similar change of the Common Stock, or any consolidation or merger to which the Company is a party; or

     (d) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) any purchase, retirement or redemption by the Company of its Common Stock; then, and in any such case, the Company shall deliver to the Holder or Holders written notice thereof at least 30 days prior to the earliest applicable date specified below with respect to which notice is to be given, which notice shall state the following:

          (i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the shareholders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined;

          (ii) the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up or purchase, retirement or redemption is expected to become effective, and the date, if any, as of which the Company's shareholders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation, winding up, purchase, retirement or redemption; and

          (iii) if any matters referred to in the foregoing clauses (i) and
                (ii) are to be voted upon by shareholders of Common Stock, the date as of which those shareholders to be entitled to vote are to be determined.

     Section 6.     Reservation of Warrant Securities.
                    ---------------------------------

     There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.

     Section 7.     Payment of Taxes.
                    ----------------

     The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any transfer of the Warrants or the securities comprising the Shares.

     Section 8.     Transfer to Comply With the Securities Act of 1933.
                    --------------------------------------------------

     This Warrant, the Warrant Securities, and all other securities issued or issuable upon exercise of this Warrant, may not be offered, sold or transferred, in whole or in part, except in compliance with the Act, and except in compliance with all applicable state securities laws. The Company may cause substantially the following legends, or their equivalents, to be set forth on each certificate representing the Warrant Securities, or any other security issued or issuable upon exercise of this Warrant:

     (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES HAVE BEEN ACQUIRED WITHOUT A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS FOR THE SECURITIES UNDER APPLICABLE FEDERAL AND STATE LAWS, A "NO-ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY APPLICABLE STATE SECURITIES ADMINISTRATOR AS TO SUCH SALE OR OFFER, OR AN OPINION OF COUNSEL TO THE CORPORATION THAT NEITHER STATE NOR FEDERAL
          REGISTRATION IS REQUIRED AS TO SUCH SALE OR OFFER.   THE
          CORPORATION'S TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFER OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

     (b)  Any legend required by applicable state securities laws.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     Section 9.     Fractional Shares.
                    -----------------

     No fractional shares or scrip representing fractional shares shall be issued upon the exercise of all or any part of this Warrant. With respect to any fraction of a share of any security called for upon any exercise of this Warrant, the Company shall pay to the Holder an amount in money equal to that fraction multiplied by the Current Market Price of that share.

     Section 10.    No Rights as Stockholder.
                    ------------------------

     Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or its transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders for the election of directors of the Company or any other matter.

     Section 11.    Warrant Securities to be Fully Paid.
                    -----------------------------------

     The Company covenants that all Warrant Securities that may be issued and delivered to a Holder of this Warrant upon the exercise of this Warrant and payment of the Exercise Price will be, upon such delivery, validly and duly issued, fully paid and nonassessable.

     Section 12.    Notices.
                    -------

     Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

          (i) If to a Warrantholder or a holder of Shares, addressed to the address set forth above.

          (ii)  If to the Company addressed to it at FirstLink
                Communications, Inc., 190 SW Harrison Street, Portland, Oregon, 97201.

     Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

     Section 13.    Applicable Law.
                    --------------

     This Warrant shall be governed by and construed in accordance with the laws of the State of Oregon.

     Section 14.    Arbitration.
                    -----------

     The terms of Section 3.5 of the Exclusive Marketing Agreement are hereby incorporated by reference.

     Section 15.    Acceptance of Terms; Successors.
                    -------------------------------

     By its acceptance of this Warrant, the Holder accepts and agrees to comply with all of the terms and provisions hereof. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 16.    Miscellaneous Provisions.
                    ------------------------

     (a) Subject to the terms and conditions contained herein, this Warrant shall be binding on the Company and its successors and shall inure to the benefit of the original Holder, its successors and assigns and all holders of Warrant Securities and the exercise of this Warrant in full shall not terminate the provisions of this Warrant as it relates to holders of Warrant Securities.

     (b) This Warrant cannot be changed or terminated or any performance or condition waived in whole or in part except by an agreement in writing signed by the party against whom enforcement of the change, termination or waiver is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated only upon the written consent of the Company and all of the holders of Warrants.

     (c) If any provision of this Warrant shall be held to be invalid, illegal or unenforceable, such provision shall be severed, enforced to the extent possible, or modified in such a way as to make it enforceable, and the invalidity, illegality or unenforceability shall not affect the remainder of this Warrant.

     (d) Paragraph headings used in this Warrant are for convenience only and shall not be taken or construed to define or limit any of the terms or provisions of this Warrant. Unless otherwise provided, or unless the context shall otherwise require, the use of the singular shall include the plural and the use of any gender shall include all genders.


Dated:  August 26, 1998         FIRSTLINK COMMUNICATIONS, INC.



                                By:
                                    ---------------------------------------
                                    A. Roger Pease, Chief Executive Officer

                                 PURCHASE FORM
                                --------------
                                                           Dated
                                                                 -------------




The undersigned hereby irrevocably elects to exercise this Warrant to the extent of purchasing _________________ Shares of ____________________ and
hereby tenders payment of the exercise price thereof.


          Name
                  -------------------------------------------
                  (please type or print in block letters)


          Address
                  -------------------------------------------


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .